Exhibit 10.6

Organizational Costs Agreement

November 30, 2020

RE:	BlackRock Direct Lending Corp.

Reference is hereby made to the Investment Management Agreement (the “Investment Management Agreement”) by and between BlackRock Capital Investment Advisors, LLC (the “Investment Manager”) and BlackRock Direct Lending Corp. (the “Company”), pursuant to which the Investment Manager serves as investment manager to the Company.

The Investment Manager and the Company hereby agree as follows:

The Company will generally be responsible for all costs and expenses incurred in connection with its organization and offering, including commercial travel and accommodation expenses, legal fees, and offering expenses but excluding placement fees, if any (collectively, “Organizational Costs”); provided that Organizational Costs borne by the Company will not exceed $1,000,000 in the aggregate.  Organizational Costs in excess of $1,000,000 will be borne by the Investment Manager.

On behalf of the Company, the Investment Manager may advance payment of Organizational Costs, and the Company shall reimburse the Investment Manager therefor, subject to the terms of this letter agreement.

No provision of this letter agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. This letter agreement shall not be amended in any material respect unless such amendment has been approved by the vote of a “majority of the outstanding voting securities” of the Company as defined in the Investment Company Act of 1940, as amended. The Company shall promptly provide a copy of any such amendment or waiver to any party entitled thereto. This letter agreement will immediately terminate upon any termination of the Investment Management Agreement. In the event of any termination of this letter agreement, (i) the Investment Manager’s entitlement to reimbursement for Organizational Costs incurred prior the date of termination shall survive termination of this letter agreement and (ii) no Organizational Costs incurred after the date of termination shall be borne by the Investment Manager.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof.

[Signature page follows]

Very truly yours,

BLACKROCK CAPITAL INVESTMENT ADVISORS, LLC

By:	/s/ Nik Singhal
Name: Nik Singhal
Title:Managing Director

ACCEPTED AND AGREED TO
ON BEHALF OF THE COMPANY:

By:	/s/ Nik Singhal
Name: Nik Singhal
Title: Chief Executive Officer